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                                                                EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-92172, Form S-3 No. 33-57202, Form S-3 No. 33-60734, Form S-3
No. 33-89748, Form S-3 No. 333-7947 and Form S-8 No. 33-62374, Form S-8 No. 33-
63024, Form S-8 No. 33-63026, Form S-8 No. 33-78038, Form S-8 No. 33-79516, Form
S-8 No. 33-82240, Form S-8 No. 33-82242, Form S-8 No. 33-82244, and Form S-8 No.
333-4212) of Dean Witter, Discover & Co. of our reports dated January 4, 1996 and February 23, 1996 with respect to the consolidated financial statements and financial statement schedule, respectively, of Morgan Stanley Group Inc. included in and incorporated by reference in this Current Report on Form 8-K of Dean Witter, Discover & Co. to be filed on February 20, 1997.


                                                        ERNST & YOUNG LLP


New York, New York
February 20, 1997